Exhibit 21.00
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                                                     State or Jurisdiction                 Percentage of Voting
                                                          of Incorporation                     Securities Owned
                                                     ---------------------                 --------------------

Comdisco Australia PTY. Ltd.                                     Australia                                100%
Comdisco Aviation, Inc.                                          Delaware                                 100%
Comdisco Belgium S.A.                                             Belgium                                 100%
Comdisco Canada Ltd.                                              Canada                                  100%
Comdisco Canada Exploration Ltd.                                  Canada                                  100%
Comdisco Canada Resources Ltd.                                    Canada                                  100%
Comdisco Danmark A/S                                              Denmark                                 100%
Comdisco Deutschland GmbH                                         Germany                                 100%
Comdisco Disaster Recovery Services
Canada Ltd.                                                       Canada                                  100%
Comdisco Disaster Recovery Services
 Deutschland GmbH                                                 Germany                                 100%
Comdisco Disaster Recovery Services
 Nederland B.V.                                                 Netherlands                               100%
Comdisco Disaster Recovery Services
 U.K. Limited                                                 United Kingdom                              100%
Comdisco Exploration, Inc.                                      Delaware                                  100%
Comdisco Factoring (Nederland) B.V.                             Netherlands                               100%
Comdisco Financial Services, Inc.                                Delaware                                 100%
Comdisco Finland OY                                               Finland                                 100%
Comdisco Finance (Nederland) B.V.                               Netherlands                               100%
Comdisco Financial Services VmbH                                  Germany                                 100%
Comdisco France S.A.                                              France                                  100%
Comdisco Funding Limited (U.K.)                               United Kingdom                              100%
Comdisco Group, Inc.                                             Delaware                                 100%
Comdisco Handelsgesellschaft M.B.H.                               Austria                                 100%
Comdisco Holdings U.K. Ltd.                                   United Kingdom                              100%
Comdisco Investment Group, Inc.                                  Delaware                                 100%
Comdisco Italia SRL                                                Italy                                  100%
Comdisco Leasing Ltd. U.K.                                    United Kingdom                              100%
Comdisco Leasing S.A./N.V.                                        Belgium                                 100%
Comdisco Medical Equipment Group, Inc.                           Delaware                                 100%
Comdisco Medical Exchange, Inc.                                  Delaware                                 100%
Comdisco Nederland B.V.                                         Netherlands                               100%
Comdisco Japan, Inc.                                               Japan                                   95%
Comdisco Norway A/S                                               Norway                                  100%
Comdisco Portugal Computadores, LDA                              Portugal                                 100%
Comdisco Receivables, Inc.                                       Delaware                                 100%
Comdisco Resources, Inc.                                         Delaware                                 100%
Comdisco, S.A.                                                  Switzerland                               100%
Comdisco Sweden, A.B.                                             Sweden                                  100%
Comdisco Switzerland, S.A.                                      Switzerland                               100%
Comdisco Systems, Inc.                                           Delaware                                 100%
Comdisco Trade, Inc.                                             Delaware                                 100%
Comdisco United Kingdom Limited                               United Kingdom                              100%
Comdisco International Trade
 Corporation                                                  Virgin Islands                              100%
Aegeris International                                             France                                  100%
 Failsafe/Roc Ltd.                                            United Kingdom                              100%
ROC Ltd.                                                      United Kingdom                              100%
Comdisco Computing Services
Corporation                                                      Delaware                                 100%
CDS Foreign Holdings, Inc.                                       Delaware                                 100%
Comdisco Asia PTE. LTD.                                          Singapore                                100%
Computer Discount Corporation                                    Illinois                                 100%
Computer Discount Corporation
S.A. - Madrid                                                      Spain                                  100%
Computer Recovery Centre
SDN BHD                                                          Malaysia                                  10%
Promodata S.A.                                                    France                                   90%
628761 Alberta Ltd.                                               Canada                                  100%

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Subsidiaries  of the  Registrant  are  included  in the  consolidated  financial statements.